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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment No. 38 to the Registration Statement (Form N-1A No. 33-4806) and the incorporation therein of our report dated September 10, 1999 with respect to the financial statements included in the Annual Report of the Galaxy Fund Money Market Portfolios (comprising, Galaxy Prime Reserves, Galaxy Government Reserves, and Galaxy Tax-Exempt Reserves).

                                                     /s/ Ernst & Young LLP
                                                     ---------------------
                                                     ERNST & YOUNG LLP




Boston, Massachusetts
September 23, 1999